Exhibit 31.4

SARBANES-OXLEY SECTION 302 CERTIFICATIONS

I, Fred M. Powell, certify that:

1.	I have reviewed this report on Form 10-K/A of Antares Pharma, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2022	/s/ Fred M. Powell
Fred M. Powell
Executive Vice President and Chief Financial Officer